Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE EXAGEN INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO EXAGEN INC. IF PUBLICLY DISCLOSED.

FIRST AMENDMENT

TO LICENSE AGREEMENT

THIS FIRST AMENDMENT, effective as of October 23, 2013 (the “Effective Date”), is to that certain License Agreement dated September 13, 2007, (the “License Agreement”) by and between Prometheus Laboratories Inc. (“Prometheus”) and Cypress Bioscience, Inc. as successor in interest to Proprius, Inc., which was subsequently assigned to Exagen Diagnostics, Inc. (“Exagen”). Prometheus and Exagen are each sometimes referred to individually as a “Party” and together as the “Parties.” All capitalized terms not defined herein shall have the meaning ascribed to them in the License Agreement.

WHEREAS, Prometheus and Exagen wish to amend the License Agreement with regard to development and clinical testing activities, marketing, milestones and royalties as described below and otherwise amend the License Agreement on the terms set forth herein;

NOW, THEREFORE, the Parties hereby agree to the following:

1.	All references to Proprius in the Agreement shall be understood to reference Exagen.

2.	Section 3.1 (Development and Clinical Testing Activities) shall be deleted in its entirety and replaced with the following:

3.1 Development and Clinical Testing Activities. Exagen shall use Reasonable Commercial Efforts to undertake development activities for the Licensed Product, including, but not limited to, conducting or having conducted, and completing or having completed: (a) those three (3) clinical studies described on Exhibit 3.1 hereto; and (b) a dossier to be used for communications with managed care entities that explains the advantageous pharmacoeconomics associated with use of the Licensed Product no later than March 30, 2014. Exagen shall bear the costs and expenses related to all development activities set forth above of the Licensed Products. Exagen acknowledges and agrees that these development activities are critical to the commercial success of the Licensed Product and agrees that should Exagen fail to timely complete the dossier described in section (b) of this section or to timely accomplish those three (3) clinical studies described on Exhibit 3.1, Exagen will pay Prometheus a one-time payment of Fifty Thousand Dollars ($50,000). In addition, if applicable, Exagen shall use Reasonable Commercial Efforts to undertake any other development activities for the Licensed Product, required for approvals from the applicable Regulatory Authorities. Exagen shall bear all costs and expenses related to the development of the Licensed Products.

3.	Section 3.4 (Licensed Product Development and Marketing) shall be deleted in its entirety and replaced with the following:

3.4 Licensed Product Development and Marketing. Exagen shall use Reasonable Commercial Efforts, by itself, an Affiliate or through a Sublicensee, to develop, market and sell Licensed Products in the United States, Exagen shall also use Reasonable Commercial Efforts to develop Licensed Products in such other regions in the Territory as

***	Certain Confidential Information Omitted

Exagen deems commercially reasonable, and to market and sell Licensed Products in all regions in the Territory where appropriate regulatory and marketing approvals have been obtained from the applicable Regulatory Authorities. Exagen, at Exagen’s own expense, or as applicable, a Sublicensee, at its own expense, shall be responsible for all development and commercial activities and expenses related to undertaking the obligations pursuant to this Section 3.4. For the avoidance of doubt, Reasonable Commercial Efforts to commercialize the Licensed Products shall include a compensation structure for the applicable members of Exagen’s Sales Force that are responsible for detailing the Licensed Products (each a “Sales Representative”) with a variable incentive compensation component based on the Promotion of the Licensed Products, as described below:

(a) At least [***] of the annual targeted incentive compensation percentage for each Sales Representative for the first (1st) year beginning January 01, 2014 shall be based on his/her performance related to minimum Details and minimum Sales Achievement of the Licensed Product, where a “Detail” is defined as “an interactive face-to-face visit in the Territory by a Sales Representative with a physician or his or her legally empowered designee, during which the indicated uses and other relevant characteristics of the Licensed Products may be described by such Sales Representative in a fair and balanced manner consistent with Applicable Law; however, incidental contacts between such sales representatives and a physician will not constitute a Detail;” and “Sales Achievement” is defined as actual sales of Licensed Products compared to commercially reasonable sales goals prescribed for each individual geographic territory.

(b) At least [***] of the incentive compensation percentage for each Sales Representative for the second (2nd) year (January 01, 2015) following the Effective Date and for all years thereafter in which there exists a Valid Claim on a Licensed Product shall be based on his/her performance related to the Detailing of the Product.

4.	Section 5.3 Milestone Payments shall be deleted in its entirety and replaced with the following:

5.3 Milestone Payments. In addition to the payments described in Sections 5.1 and 5.4 of this Agreement, Exagen shall make the following one-time cash milestone payment to Prometheus within ninety (90) days of the occurrence of the event:

MILESTONE EVENT	PAYMENT
Achievement of greater than or equal to U.S$20,000,000 in cumulative Net Sales of all Licensed Products (determined in the aggregate for sales by Exagen, its Affiliates and Sublicensees)	U.S$2,000,000

For the avoidance of doubt, the License Agreement is amended to remove the concept of a Milestone Payment Cap, and any reference to that term or concept is hereby deleted, including, but not limited to the reference in Section 5.3.

5.	Section 5.4 Royalty Payments to Prometheus shall be deleted in its entirety and replaced with the following:

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5.4 Royalty Payments to Prometheus. In partial consideration of the license rights granted to Exagen hereunder, Exagen shall pay to Prometheus royalties based on Net Sales of Licensed Products by Exagen and its Affiliates and its sublicenses in countries where a Valid Claim of the Patent Rights covering such Licensed Products exists at the royalty rates set forth below:

Net Sales	Royalty Rate
On Annual Net Sales in a calendar year less than [***]	[***	]
On Annual Net Sales in a calendar year equal to or greater than [***] and less than [***]	[***	]
On Annual Net Sales in an calendar year equal to or greater than [***]	[***	]

Subject to the termination provisions of Article 10 of this Agreement, Exagen’s obligation to pay royalties to Prometheus on Licensed Products covered by a Valid Claim of the Patent Rights in each country shall expire on the date when the last patent containing a Valid Claim in such country expires, lapses or is invalidated.

6.	Except as expressly amended in this First Amendment, all terms and provisions of the License Agreement shall remain in full force and effect.

In witness whereof, the parties have executed this First Amendment as of the date first set forth above.

EXAGEN DIAGNOSTICS, INC.		PROMETHEUS LABORATORIES INC.

/s/ Ron Rocca		/s/ Lisa A. Miller
Name:	Ron Rocca	Name:	Lisa A. Miller
Title:	President and CEO	Title:	President and CEO

Approved by the Legal Dept. of Prometheus Laboratories Inc.:

Approved by the Finance Dept. of Prometheus Laboratories Inc.:

***	Certain Confidential Information Omitted

Exhibit 3.1

Clinical Studies

Avise PG participating Clinical Trials

Sponsor	Title	Purpose	Subjects/ Timeline	Exagen Role	Comments

University of Alabama at Birmingham	Treatment Efficacy and Toxicity in Rheumatoid Arthritis Database and Repository	To stimulate collaborative efforts of federal funding agencies, voluntary health agencies, professional organizations and industry partners to enable creation of a large, sustainable database and repository to better understand the molecular basis of treatment and rapidly accelerate translational research in RA.	N=200 February 2010 to August 2012	Provide methotrexate polyglutamate concentration testing.	Exagen performed MTXPG testing from February to June 2013

Pfizer Inc.	A Randomized, Double-blind, Placebo-controlled Study of the Safety and	The first 12 weeks of this study will compare the efficacy of etanercept 50 mg once-	N=168 August 2013 to May 2014	Provide methotrexage polyglutamate concentration testing.

Efficacy of Etanercept in Subjects With Rheumatoid Arthritis Who Have Had an Inadequate Response to Adalimumab or Infliximab Plus Methotrexate	weekly to placebo in subjects with rheumatoid arthritis who have not responded well to infliximab or adalimumab plus methotrexate. This comparison will be performed for all subjects and separately for subjects who are anti-drug antibody positive for one of these medications. From week 12 to week 24, all subjects will receive etanercept 50 mg once-weekly. The effect of anti-drug antibody status on the efficacy of etanercept as well as the safety profile of etanercept in these subjects will also be evaluated throughout the study.

Keio University	MAGIK Study: Methotrexate as an Anchor drug In Japanese Rheumatoid arthritis monitored by erythrocyte polyglutamate concentration in Keio Rheumatology Expert Meeting.	A proportion of Japanese patients with rheumatoid arthritis can be treated quite will with rather low dose methotrexate (sometimes 6-8mg/week). We suppose that the MTXPG concentration can reach the point at which rheumatoid arthritis should be controlled (say at 60 as you have reported) with lower MTX dose in Japanese than in Caucasians. We’d like to prove this and establish the optimal usage in Japanese patients.	N=100 September 2012- end of 2014.	Provide methotrexage polyglutamate concentration testing.	50 subjects have been enrolled.